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                                  EXHIBIT (14)

                               POWERS OF ATTORNEY

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                                POWER OF ATTORNEY
                                 WITH RESPECT TO
                       TRANSAMERICA LIFE INSURANCE COMPANY
                                SEPARATE ACCOUNTS

Know all men by these presents that Ronald L. Ziegler, whose signature appears below, constitutes and appoints Craig D.Vermie and Brenda K. Clancy, and each of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any registration statements and amendments thereto for the Separate Accounts of Transamerica Life Insurance Company, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitute, may do or cause to be done by virtue hereof.

                                            /s/ Ronald L. Ziegler
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                                            Ronald L. Ziegler
                                            Director
                                            Transamerica Life Insurance Company

         May 21, 2004
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Date